ACTEL CORPORATION Q4 2003 EARNINGS RELEASE


Contact: Jon Anderson, Actel Corporation (650) 318-4445



For Release: January 22, 2004 @ 1:00 P.M. PST



             ACTEL ANNOUNCES FOURTH QUARTER AND FISCAL YEAR RESULTS


     Mountain View, Calif. - Actel Corporation (NASDAQ: ACTL) today announced net revenues of $40.6 million for the fourth quarter of 2003, up 19 percent from the fourth quarter of 2002 and 6 percent from the third quarter of 2003. For the full fiscal year, net revenues were $149.9 million, up 12 percent from fiscal 2002.



     Pro-forma net income, which excludes acquisition-related amortization and other non-operating items, was $3.0 million for the fourth quarter of 2003, up 110 percent from the fourth quarter of 2002 and 15 percent sequentially. Pro-forma earnings were $0.11 per diluted share compared with $0.06 for the fourth quarter of 2002 and $0.10 for the third quarter of 2003. Pro-forma net income was $8.5 million, or $0.32 per diluted share, for the full fiscal year compared with $6.4 million, or $0.25 per diluted share, for fiscal 2002. This represents an increase of 32 percent.



     Including all amortization and other costs in accordance with generally accepted accounting principles (GAAP), Actel reported net income of $2.3 million, or $0.09 per diluted share, for the fourth quarter of 2003 compared with a net loss of $1.8 million, or ($0.08) per share, for the fourth quarter of 2002 and $2.3 million, or $0.08 per diluted share, for the third quarter of 2003. Net income in accordance with GAAP was $6.2 million, or $0.24 per share, for the full fiscal year compared with $0.1 million, or $0.00 per diluted share, for fiscal 2002.



     Gross margin was 62.2 percent for the fourth  quarter of 2003 compared with
60.4 percent for the fourth quarter of 2002 and 60.7 percent for the third quarter of 2003. Gross margin was 60.2 percent for the full fiscal year compared with 60.6 percent for fiscal 2002.



     John East, president and CEO, stated, "I'm glad that we showed growth in revenues and profits during 2003, but I'm really excited about the level of design activity we saw during the year, especially with respect to our flash offering."



Business Outlook - First Quarter 2004

     The company believes that first quarter revenues will grow sequentially in the 2% to 5% range. Gross margin is expected to be about 61%. Operating expenses are anticipated to come in at approximately $22.4 million. Other income is expected to be about $0.8 million. The tax rate for the quarter is anticipated to be about 17%. Share count is expected to be approximately 27.8 million shares.



     A conference call to discuss fourth quarter results will be held today at 2:30 p.m. Pacific Time. A live web cast and replay of the call will be available. Web cast and replay access information as well as financial and other statistical information can be found on Actel's web site, www.actel.com. In addition, the company expects to issue a press release providing a financial update during the second week of March.



     Actel Corporation is a supplier of innovative programmable logic solutions, including FPGAs based on antifuse and flash technologies, high-performance intellectual property (IP) cores, software development tools and design services, targeted for the high-speed communications, application-specific integrated circuit (ASIC) replacement and radiation-tolerant markets. Founded in 1985, Actel employs approximately 540 people worldwide. The Company is traded on the Nasdaq National Market under the symbol ACTL and is headquartered at 2061 Stierlin Court, Mountain View, CA 94043-4655. Telephone: 888-99-ACTEL (992-2835). Internet: http://www.actel.com.



     The statements under the heading "Business Outlook - First Quarter 2004" are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be read with the "Risk Factors" in Actel's most recent Forms 10-K and 10-Q, which can be found on Actel's web site, www.actel.com. Actel's quarterly revenues and operating results are subject to a multitude of risks, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, and booking and shipment uncertainties. These and the other Risk Factors make it difficult for Actel to accurately project quarterly revenues and operating results, and could cause actual results to differ materially from those projected in the forward-looking statements. Any failure to meet expectations could cause the price of Actel's stock to decline significantly.



Editor's Note: The Actel name and logo are trademarks of Actel Corporation. All other trademarks and servicemarks are the property of their respective owners.


                                     --30--

                                ACTEL CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (unaudited, in thousands except per share amounts)



                                                             Three Months Ended                 Fiscal Year Ended
                                                   --------------------------------------    ------------------------
                                                     Jan. 4,       Jan. 5,       Oct. 5,       Jan. 4,       Jan. 5,
                                                      2004          2003          2003          2004          2003
                                                   ----------    ----------    ----------    ----------    ----------
Net revenues................................       $   40,555    $   34,103    $   38,405    $  149,910    $  134,368
Costs and expenses:
   Cost of revenues.........................           15,335        13,512        15,086        59,734        52,935
   Research and development.................           10,004        10,135        10,234        39,602        39,349
   Selling, general, and
      administrative........................           12,091        10,726        10,457        44,650        43,033
   Amortization of acquisition-related
      intangibles...........................              663           681           663         2,670         2,724
                                                   ----------    ----------    ----------    ----------    ----------
         Total costs and expenses...........           38,093        35,054        36,440       146,656       138,041
                                                   ----------    ----------    ----------    ----------    ----------
Income (loss) from operations...............            2,462          (951)        1,965         3,254        (3,673)
Interest income and other, net..............              740        (1,716)          754         3,301         1,823
                                                   ----------    ----------    ----------    ----------    ----------
Income (loss) before tax (benefit)
   provision................................            3,202        (2,667)        2,719         6,555        (1,850)
Tax (benefit) provision.....................              874          (836)          436           327        (1,925)
                                                   ----------    ----------    ----------    ----------    ----------
Net income (loss)...........................       $    2,328    $   (1,831)   $    2,283    $    6,228    $       75
                                                   ==========    ==========    ==========    ==========    ==========

Net income (loss) per share:
   Basic....................................       $     0.09    $    (0.08)   $     0.09    $     0.25    $     0.00
                                                   ==========    ==========    ==========    ==========    ==========
   Diluted..................................       $     0.09    $    (0.08)   $     0.08    $     0.24    $     0.00
                                                   ==========    ==========    ==========    ==========    ==========

Shares used in computing net
   income (loss) per share:
   Basic....................................           25,339        24,126        25,005        24,808        24,302
                                                   ==========    ==========    ==========    ==========    ==========
   Diluted..................................           27,235        24,126        27,101        26,300        25,252
                                                   ==========    ==========    ==========    ==========    ==========

                                ACTEL CORPORATION

                              PRO-FORMA INFORMATION
                   EXCLUDING ACQUISITION-RELATED AMORTIZATION
                                 AND OTHER ITEMS
                    (in thousands, except per share amounts)

     The following Pro-Forma supplemental information adjusts for the effect of acquisition-related amortization and other non-operating items. Not all acquisition-related amortization charges are deductible for income tax purposes. The tax implications of these items have been included in the determination of pro forma net income. This pro forma information is not prepared in accordance with generally accepted accounting principles (GAAP).


                                                            Three Months Ended                 Fiscal Year Ended
                                                   --------------------------------------    ------------------------
                                                     Jan. 4,       Jan. 5,       Oct. 5,       Jan. 4,        Jan. 5,
                                                      2004          2003          2003          2004           2003
                                                   ----------    ----------    ----------    ----------    ----------
Pro-Forma operating costs and expenses......       $   22,095    $   20,861    $   21,265    $   84,826    $   82,382
Pro-Forma operating income (loss)...........       $    3,125    $     (270)   $    2,054    $    5,350    $     (949)
Pro-Forma net income........................       $    2,991    $    1,424    $    2,602    $    8,463    $    6,388
Pro-Forma basic earnings per share..........       $     0.12    $     0.06    $     0.10    $     0.34    $     0.26
Pro-Forma diluted earnings per share........       $     0.11    $     0.06    $     0.10    $     0.32    $     0.25



                        PRO-FORMA TO GAAP RECONCILIATION
                            (unaudited, in thousands)

                                                            Three Months Ended                 Fiscal Year Ended
                                                   --------------------------------------    ------------------------
                                                     Jan. 4,       Jan. 5,       Oct. 5,       Jan. 4,        Jan. 5,
                                                      2004          2003          2003          2004           2003
                                                   ----------    ----------    ----------    ----------    ----------

Pro-Forma net income...........................    $    2,991    $    1,424    $    2,602    $    8,463    $    6,388
Amortization of acquisition-related
  intangibles..................................          (663)         (681)         (663)       (2,670)       (2,724)
Gains (losses) on sales and write-downs of
   strategic equity investments, net of tax....             -        (2,574)            -            91        (3,589)
Adjustment of legal accrual,
   net of tax impact...........................             -             -           344           344             -
                                                   ==========    ==========    ==========    ==========    ==========
GAAP net income (loss).........................    $    2,328    $   (1,831)   $    2,283    $    6,228    $       75
                                                   ==========    ==========    ==========    ==========    ==========

                                ACTEL CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                            (unaudited, in thousands)


                                                                                               Jan. 4,       Jan. 5,
                                                                                                2004          2003
                                                                                             ----------    ----------
                                     ASSETS

Current assets:
   Cash and cash equivalents...........................................................      $   13,648    $   18,207
   Short-term investments..............................................................         144,765       115,622
   Accounts receivable, net............................................................          20,537        17,615
   Inventories, net....................................................................          38,664        34,591
   Deferred income taxes and other current assets......................................          22,347        33,022
                                                                                             ----------    ----------
         Total current assets..........................................................         239,961       219,057
Property and equipment, net............................................................          19,935        16,204
Goodwill, net..........................................................................          32,142        32,142
Other assets, net......................................................................          24,719        25,918
                                                                                             ----------    ----------
                                                                                             $  316,757    $  293,321
                                                                                             ==========    ==========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable....................................................................      $   13,140    $   11,500
   Accrued salaries and employee benefits..............................................           7,081         7,280
   Other accrued liabilities...........................................................           6,117         3,879
   Deferred income on shipments to distributors .......................................          22,545        26,459
                                                                                             ----------    ----------
         Total current liabilities.....................................................          48,883        49,118
Deferred compensation plan liability...................................................           2,658         1,889
Deferred rent liability................................................................             783             -
                                                                                             ----------    ----------
         Total liabilities.............................................................          52,324        51,007
Shareholders' equity...................................................................         264,433       242,314
                                                                                             ----------    ----------
                                                                                             $  316,757    $  293,321
                                                                                             ==========    ==========
